                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           Croghan Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420
                                 (419) 332-7301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                   Fremont, Ohio
                                                                   April 5, 2002

To the Shareholders of
Croghan Bancshares, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Croghan Bancshares, Inc. (the "Company"), will be held at the Hayes Presidential Center, Spiegel Grove, 1337 Hayes Avenue, Fremont, Ohio 43420, on Tuesday, May 14, 2002, at 1:00 p.m., local time, for the following purposes:

         1. To elect four (4) directors to serve for terms of three (3) years each;

         2. To consider and vote upon the adoption of the Croghan Bancshares, Inc., 2002 Stock Option and Incentive Plan;

         3. To consider and vote upon a shareholder proposal requesting the Board of Directors to amend the Articles of Incorporation to reinstate cumulative voting in the election of the Company's directors;

         4. To consider and vote upon a shareholder proposal urging the Board of Directors to take the steps necessary to declassify the Board; and

         5. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         Shareholders of record at the close of business on March 15, 2002, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                       By Order of the Board of Directors,

                                       /s/   Steven C. Futrell

                                       Steven C. Futrell, President and Chief
                                       Executive Officer

                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420
                                 (419) 332-7301

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy are being mailed to shareholders of Croghan Bancshares, Inc., an Ohio corporation (the "Company"), on or about April 5, 2002, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Tuesday, May 14, 2002, and at any adjournment(s) thereof. The Annual Meeting will be held at 1:00 p.m., local time, at the Hayes Presidential Center, Spiegel Grove, 1337 Hayes Avenue, Fremont, Ohio.

         The enclosed proxy is solicited by the Board of Directors of the Company. You should mail your completed proxy to ADP Financial Services, Inc. ("ADP") using the envelope addressed to ADP included with these proxy materials. The Board of Directors of the Company has appointed IVS Associates, Inc., an independent voting services company, to serve as Inspector of Election at the Annual Meeting.

         Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy which is received by ADP or the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.

         Only shareholders of the Company of record at the close of business on March 15, 2002 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 1,909,514 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

         Common shares represented by signed proxies that are returned to ADP or the Company will be counted toward the quorum on all matters even though they are marked "Abstain," "Against" or "Withhold Authority." Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors. However, broker/dealers may not vote such common shares on "non-discretionary" matters, which would include the adoption of the Croghan Bancshares, Inc., 2002 Stock Option and Incentive Plan (the "2002 Stock Option Plan") and the proposals to reinstate cumulative voting and to declassify the Company's Board of Directors, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on the matters as described in the previous sentence are referred to as "broker non-votes," and such proxies count toward the establishment of a quorum.

         The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by approximately 12 officers, directors or employees of the Company and The Croghan Colonial Bank, a wholly-owned subsidiary of the Company (the "Bank"), by further mailing, by telephone or by personal contact. The Company also will pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

         The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2001 (the "2001 fiscal year"), is enclosed herewith.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, no person or entity had beneficial ownership of more than five percent (5%) of the outstanding common shares of the Company.

         The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated by management for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement on pages 11 and 12 and by all current executive officers and directors of the Company as a group:

                                                Amount & Nature
    Name of                                      of Beneficial          Percent of
Beneficial Owner                                 Ownership (1)           Class (2)
----------------                                ---------------         ----------
James E. Bowlus                                    27,698(3)               1.5%
Steven C. Futrell                                     400(4)                (5)
Thomas F. Hite (6)                                  6,456(7)                (5)
Claire F. Johansen                                    215                   (5)
John P. Keller                                     13,937                   (5)
Stephen A. Kemper                                   5,062(8)                (5)
Daniel W. Lease                                     2,000(9)                (5)
Allan E. Mehlow                                     1,028                   (5)
Robert H. Moyer                                    17,908(10)               (5)
K. Brian Pugh                                       2,650(11)               (5)
J. Terrence Wolfe                                  30,300(12)              1.6%
Claude E. Young                                    19,243(13)              1.0%
Gary L. Zimmerman                                     840                   (5)

All current executive officers                    126,600(14)              6.6%
and directors as a group (16
persons)

(1) Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) The percent of class is based upon 1,909,514 common shares outstanding on the Record Date.

(3) Includes 300 shares owned by Mr. Bowlus' wife, as to which she exercises sole voting and investment power.

(4) All shares are owned jointly by Mr. Futrell and his wife, as to which they exercise shared voting and investment power.

(5) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(6)      Mr. Hite resigned from the Board of Directors effective May 25, 2001.

(7) Includes 930 shares owned by Mr. Hite's wife, as to which she exercises sole voting and investment power.

(8) Includes 162 shares owned by Mr. Kemper's wife, as to which she exercises sole voting and investment power.

(9) Includes 900 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.

(10) Includes 7,672 shares owned by Mr. Moyer's wife in trust, as to which she exercises sole voting and investment power.

(11) Includes 1,312 shares owned jointly by Mr. Pugh and his wife, as to which they exercise shared voting and investment power, 30 shares owned jointly by Mr. Pugh and his granddaughter, as to which they exercise shared voting and investment power, and 338 shares owned by Mr. Pugh's wife, as to which she exercises sole voting and investment power.

(12) All shares are held in a trust for which Mr. Wolfe and his wife are co-trustees and as to which they exercise shared voting and investment power.

(13) Includes 8,916 shares owned jointly by Mr. Young and his wife, as to which they exercise shared voting and investment power, and 8,249 shares owned by Mr. Young's wife, as to which she exercises sole voting and investment power.

(14) Includes all current executive officers of the Company and all current executive officers of the Bank.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 2001 fiscal year, the officers and directors of the Company complied with all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                              ELECTION OF DIRECTORS

         In accordance with Section 2.02 of the Amended and Restated Code of Regulations of the Company (the "Amended Regulations"), four (4) directors are to be elected for terms of three (3) years each and until their respective successors are elected and qualified. The four management nominees standing for election as directors of the Company are Steven C. Futrell, Robert H. Moyer, J. Terrence Wolfe and Gary L. Zimmerman. Mr. Futrell was appointed by the Board of Directors, effective May 25, 2001, to fill the vacancy created by the resignation of Thomas F. Hite. Mr. Hite resigned from the Board of Directors effective May 25, 2001.

         It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation FOR the nominees named above who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

         The following table gives certain information concerning each management nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                                      Director of the
                                              Position(s) Held with the                  Company          Nominee
                                                 Company and the Bank                  Continuously      for Term
Name and Business Address           Age     and Principal Occupation(s) (1)              Since (2)      Expiring In
-------------------------           ---   -----------------------------------       ------------------- -----------

Steven C. Futrell                   56    President and Chief Executive Officer            2001             2005
323 Croghan Street                        of the Company and the Bank since
Fremont, OH 43420                         2001.  From 1999 to 2001, served as
                                          Vice President of Small Business
                                          Lending for KeyBank in Dayton, Ohio
                                          and served from 1997 to 1999 as
                                          Executive Vice President at The Ohio
                                          Bank, Xenia, Ohio.

Robert H. Moyer                     73    Chairman of WMOG, Inc. located in                1973             2005
122 S. Wilson Avenue                      Fremont, Ohio, which is the parent
Fremont, OH 43420                         company of Mosser Construction, Inc.,
                                          Telamon Construction, Inc., Contractors
                                          Equipment, Inc., and WMOG Investment,
                                          Inc.

J. Terrence Wolfe                   61    Retired.  Formerly, Vice President in            1994             2005
1305 McPherson Blvd.                      charge of the paper converting
Fremont, OH 43420                         operation at the Robert F. Wolfe
                                          Company located in Fremont, Ohio.

Gary L. Zimmerman                   55    Vice President of Swint-Reineck                  1991             2005
1201 Oak Harbor Road                      Hardware, Inc., a retail hardware
Fremont, OH 43420                         facility located in Fremont, Ohio.

------------------

(1) Additional information pertaining to all directors, including their principal residence address and the number of shares of the Company purchased or sold since January 1, 2000, is included on pages 7 and 8 of this Proxy Statement.

(2) All directors serve as members of the Boards of Directors of the Company and the Bank. The Company was organized in 1983 and, consequently, all directorships were with the Bank only prior to 1983.

         While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Amended Regulations, the four nominees receiving the greatest number of votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

         The following table provides information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                                      Director of the
                                               Position(s) Held with the                  Company           Term
                                                 Company and the Bank                  Continuously        Expires
Name and Business Address            Age     and Principal Occupation(s)(1)              Since (2)           In
-------------------------            ---   ----------------------------------        -----------------  ------------

Claire F. Johansen                   48    Retired.  Formerly, President of Ohio           2000             2003
5600 Seneca CR 19                          Outdoor Advertising Corp., a billboard
Tiffin, OH 44883                           advertising company located in Fremont,
                                           Ohio, which has since been acquired by
                                           Lamar Advertising.

Stephen A. Kemper                    62    Owner of Kemper Iron and Metal Company,         1996             2003
403 Monroe Street                          a recycler and scrap processor located
Bellevue, OH 44811                         in Bellevue, Ohio.

K. Brian Pugh                        62    President of Clyde Parts Company, Inc.,         1996             2003
135 East McPherson Hwy.                    an automotive parts distributor located
Clyde, OH 43410                            in Clyde, Ohio.

Claude E. Young                      69    Chairman of the Board of Directors of           1979             2003
420 Monroe Street                          Progress Plastic Products, Inc., a
Bellevue, OH 44811                         plastics parts manufacturer with
                                           locations in Bellevue and Tiffin, Ohio

James E. Bowlus                      53    President of Fremont Candy & Cigar,             2000             2004
610 N. Wilson Avenue                       Inc. in Fremont, Ohio
Fremont, OH  43420

John P. Keller                       68    Vice President of Keller-Ochs-Koch              1973             2004
416 S. Arch Street                         Funeral Home, Inc. in Fremont, Ohio.
Fremont, OH  43420

Daniel W. Lease                      53    Vice President since 2001 of Whetstone          1994             2004
1000 W. State Street, Suite 1              Technology, LLC, a refractory products
Fremont, OH  43420                         manufacturer located in Cabot,
                                           Pennsylvania.  Formerly, the President
                                           of Wahl Refractories, Inc. located in
                                           Fremont, Ohio.

Allan E. Mehlow                      46    Treasurer of the Company since October          2000             2004
323 Croghan Street                         2001 and Sr. Vice President and Chief
Fremont, OH  43420                         Financial Officer of the Bank since
                                           November 2001.  From 1999 to November
                                           2001, served as Vice President and
                                           Chief Operating Officer of the Bank
                                           and was Vice President and Chief
                                           Financial Officer from 1993 to 1999.
--------------

(1) Additional information pertaining to all directors, including their principal residence address and the number of shares of the Company purchased or sold since January 1, 2000, is included on pages 7 and 8 of this Proxy Statement.

(2) All directors are members of the Boards of Directors of the Company and the Bank. The Company was organized in 1983, and, consequently, all directorships were with the Bank only prior to 1983.


         There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

         Each director of the Company is also a director of the Bank. The Board of Directors of the Bank met thirteen (13) times during 2001. Meetings of the Board of Directors of the Company were held immediately following on ten (10) of these occasions. Each director attended at least seventy-five percent (75%) of the total number of Board of Directors meetings and meetings of committees on which he or she served.

         The following table provides the principal residence address for each director and lists the amounts of, and dates on which, shares of the Company were purchased or sold by each director since January 1, 2000:


Name                                                                             Number of
Principal Residence Address      Date of Sale or Purchase                          Shares
---------------------------      ------------------------                        ---------

Steven C. Futrell                Purchase on May 14, 2001                            200
1446 Alger Street                Purchase on November 16, 2001                       200
Fremont, OH 43420

Robert H. Moyer                  Purchase on August 7, 2001                          600
519 Smith Road                   Purchase on February 21, 2002                      1000
Fremont, OH 43420

J. Terrence Wolfe                Purchase on November 8, 2001                        300
1305 McPherson Blvd
Fremont, OH 43420

Gary L. Zimmerman                No transactions since January 1, 2000.              N/A
133 Wisteria Drive
Fremont, OH 43420

Claire F. Johansen               Purchase on November 16, 2001                       200
5600 Seneca CR 19
Tiffin, OH  44883

Stephen A. Kemper                Purchase on November 29, 2001                       233
455 W. Main Street               Purchase on November 30, 2001                      1091
Bellevue, OH 44811

K. Brian Pugh                    Purchase on August 8, 2001                          200
1613 S. Main Street              Purchase on February 5, 2002                         50
Clyde, OH 43410

Claude E. Young                  Purchase on May 10, 2001                            100
2242 South SR 19                 Gifted on December 18, 2001                         213
Green Springs, OH 44836

James E. Bowlus                  Purchase on February 6, 2002                       1591
460 Kingsgate Drive
Fremont, OH 43420

John P. Keller                   Gifted on February 14, 2001                         401
1505 McPherson Blvd
Fremont, OH 43420

Daniel W. Lease                  Purchase on February 22, 2000                       200
2557 Cherry Ridge Drive          Purchase on November 6, 2000                        300
Fremont, OH 43420

Name                                                                             Number of
Principal Residence Address      Date of Sale or Purchase                          Shares
---------------------------      ------------------------                        ---------
Allan E. Mehlow                  Purchase monthly through the Bank's 401(k) plan     510
2569 Fangboner Road
Fremont, OH 43420



         Information regarding ownership of the Company's shares by "associates" (as such term is defined by Rule 14a-1(a) of the Securities and Exchange Act of 1934) of the above named Directors is included in this Proxy Statement in the footnotes to the section entitled "Security Ownership of Certain Beneficial Owners and Management."

SHAREHOLDER NOMINATION

         Article Two of the Amended Regulations prescribes the method by which a shareholder may nominate a candidate for election to the Board of Directors. Nominations for the election of directors at an annual meeting, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be received by the Secretary of the Company on or before the December 31st immediately preceding the annual meeting, or within a reasonable time as determined by the Board of Directors. Such notification must contain the following information: (1) the name, age, business or residence address of each nominee; (2) the principal occupation or employment of each nominee; (3) the number of common shares of the Company owned beneficially and/or of record by each nominee; and (4) the length of time each nominee has owned such shares.

         In accordance with the Regulations, Jared E. Danziger and Samuel R. Danziger have nominated Nathan G. Danziger (the "Danziger Nominee") for election as a director at the Annual Meeting. THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY STRONGLY OPPOSE THE DANZIGER NOMINEE BECAUSE THEY DO NOT BELIEVE THAT THE ELECTION OF THIS INDIVIDUAL WOULD BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AS A GROUP.

         The Danziger Nominee is as follows:

         Nathan G. Danziger, 3014 Pembroke, Toledo, Ohio  43606
         Age:  61
         Occupation:  Chartered Life Underwriter (CLU)
         Ownership of the Company's Common Shares: 2,889 shares owned of record for over one year

         The proxy card included with this proxy statement lists only those individuals nominated by the Company's Board of Directors and does not include the Danziger Nominee. The Company intends to oppose any effort by Jared E. Danziger, Samuel R. Danziger and Nathan G. Danziger (the "Danzigers") to elect the Danziger Nominee, including any proxy solicitation by the Danzigers.

         The Company estimates that it will expend approximately $5,000 in additional solicitation costs in opposing the election of the Danziger Nominee. These costs include the fees for attorneys, accountants, printing and costs incidental to the proxy solicitation, but exclude amounts normally expended by the Company in preparing its proxy solicitation materials in the absence of a proxy contest and the costs represented by salaries and wages of regular employees and officers of the Company engaged in the solicitation process. Also, these estimated costs do not include any costs associated with any potential litigation that may arise in connection with the proxy solicitation.

         THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE AGAINST THE DANZIGER NOMINEE AT THE ANNUAL MEETING AND IN CONNECTION WITH ANY PROXY SOLICITATION BY THE DANZIGERS.


                               EXECUTIVE OFFICERS

         The following information is furnished concerning executive officers of the Company and the Bank, all of whom are elected annually and serve at the pleasure of the Board of Directors of the Company and the Bank:


     Name                      Age                            Position and Business Background
     ----                      ---                           ---------------------------------

Jodi A. Albright               38       Ms.  Albright is the Vice  President of Retail  Services for the Bank and has
                                        served in such position since  November  2001. She previously  served as Vice
                                        President/Chief  Deposit Officer at Clyde Savings Bank in Fremont,  Ohio from
                                        1998 to 2001, and as Assistant Vice President/Banking  Center Manager at Bank
                                        One/Firstar Bank in Fremont, Ohio from 1994 to 1998.

James A. Draeger               61       Mr.  Draeger  has served as Vice  President/Officer  in Charge of Real Estate
                                        Loans of the Bank since  1985.  He joined the Bank in 1975 and served as Vice
                                        President from 1980 to 1985 and as Agricultural Administrator since 1975.

Steven C. Futrell              56       Mr. Futrell is President and Chief  Executive  Officer of the Company and the
                                        Bank and has served in such position  since May 2001.  He  previously  served as Vice President of Small Business  Lending at KeyBank in Dayton,  Ohio from
                                        1999 to 2001,  and as  Executive  Vice  President  at The Ohio Bank in Xenia,
                                        Ohio from 1997 to 1999.

William C. Hensley             58       Mr. Hensley has served as Vice  President/Chief  Lending  Officer of the Bank
                                        since  1991.  He joined  the Bank in 1963 and  served as Vice  President  and
                                        Manager of Consumer Loans from 1980 to 1991.

Barry F. Luse                  49       Mr. Luse has served as Vice  President/Trust  Officer of the Bank since 1993.
                                        He joined the Bank in 1990 and served as Trust  Officer of the Bank from 1990 to 1993.  He has also served as  Secretary  of the Company  since March 2001.
                                        Mr. Luse has been a member of the Ohio Bar since 1983.

Allan E. Mehlow                46       Mr. Mehlow has served as Sr. Vice  President/Chief  Financial  Officer of the
                                        Bank  since  November  2001.  He joined  the Bank in 1975 and  served as Vice
                                        President/Chief  Operating  Officer  of the Bank from  1999 to 2001,  and was
                                        Vice-President/Chief  Financial  Officer  from  1993  to  1999.  He has  also served as Vice  President/Treasurer  of the Company since  October 2001,  and was  Vice-President/Chief  Operating  Officer of the Company from May 2000 to
                                        October 2001.  Mr. Mehlow has carried a CPA designation since 1992.

                        TRANSACTIONS INVOLVING MANAGEMENT

         During the Company's 2001 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors and principal shareholders of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features. The amount of loans to directors, executive officers and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2001, was $7,945,000 or 19.9% of total stockholders' equity. As of the date hereof, all of such loans were performing loans.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the performance graph set forth below shall not be incorporated by reference into any such filings.

         The Board of Directors of the Company has a Compensation Committee comprised of John P. Keller, Robert H. Moyer and Claude E. Young, all of whom are outside directors. The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the President and Chief Executive Officer of the Company, Steven C. Futrell, and the other executive officers of the Company and the Bank. The Compensation Committee met a total of three (3) times during the 2001 fiscal year.

         Steven C. Futrell, President and Chief Executive Officer of the Company, received compensation from the Bank for services rendered during the 2001 fiscal year as an executive officer of the Company and the Bank.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

         The Company's executive compensation program is structured to provide competitive compensation based upon an employee's job performance relative to employee's area of responsibility. To achieve this goal, the Compensation Committee authorizes salaries that are competitive with salaries for comparable positions at other banks and bank holding companies of comparable size and performance. The Company does not pay performance based bonuses and previously has not had any stock option or other compensation plans based on the long term performance of the Company, although the 2002 Stock Option Plan is being presented for adoption at the 2002 Annual Meeting.

         To aid in establishing accurate peer group comparison data, the Compensation Committee employs the services of an outside consulting firm and also uses compensation surveys provided by the Bank Administration Institute, Employer's Association of Toledo and Ohio Bankers Association.

         To set an individual's salary within the range indicated by the peer group comparison data for the individual's level of responsibility, the Compensation Committee primarily considers the employee's job performance and contribution to the objectives of the Company. These latter factors are determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of the Company. To a lesser extent, the Compensation Committee also considers local and national economic conditions and future business prospects of the Bank in setting salary levels for executive officers.

         The Compensation Committee established Mr. Futrell's salary for 2001 at $145,000. The Compensation Committee's determination of Mr. Futrell's salary for 2001 was based upon the previously noted criteria.

             Submitted by the members of the Compensation Committee.

                John P. Keller, Robert H. Moyer & Claude E. Young


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the last three years, the cash compensation paid by the Bank, as well as certain other compensation paid by or earned for those years, to Steven C. Futrell, the Company's President and Chief Executive Officer; Thomas F. Hite, the Company's former President and Chief Executive Officer; and Allan E. Mehlow, the Company's Vice President and Treasurer. The Company has no other officers or employees whose salary plus bonus exceeded $100,000 during the 2001 fiscal year.

                           SUMMARY COMPENSATION TABLE

Name and                                                                       Other Annual         All Other
Principal Position              Year       Salary($)(1)      Bonus($)        Compensation (2)    Compensation ($)
------------------              ----       ------------      --------        ----------------    ----------------

Steven C. Futrell,              2001         $116,223          N/A                  N/A             N/A
President and Chief             2000          N/A (3)          N/A                  N/A             N/A
Executive Officer of the        1999          N/A (3)          N/A                  N/A             N/A
Company

Thomas F. Hite, Former          2001         $ 98,799 (4)      N/A                  N/A            $21,091 (5)
President and Chief             2000         $151,772          N/A                  N/A            $15,212 (5)
Executive Officer of the        1999         $148,402          N/A                  N/A            $22,005 (5)
Company


Name and                                                                       Other Annual         All Other
Principal Position              Year       Salary($)(1)      Bonus($)        Compensation (2)    Compensation ($)
------------------              ----       ------------      --------        ----------------    ----------------
Allan E. Mehlow,                2001         $102,785          N/A                  N/A            $13,033 (6)
Vice President/                 2000         $ 94,521          N/A                  N/A            $ 7,106 (6)
Treasurer of the                1999         $ 81,946          N/A                  N/A            $ 6,991 (6)
Company and Sr. Vice
President of the Bank

--------------

(1) Mr. Futrell's salary includes fees received by him for services as a director of the Company and the Bank of $4,000 in 2001. Mr. Hite's salary includes fees received by him for services as a Director of the Company and the Bank of $3,000 in 2001, $8,500 in 2000, and $6,000 in 1999. Mr. Mehlow's salary includes fees received by him for services as a Director of the Company and the Bank of $6,500 in 2001, $8,000 in 2000, and $0 in 1999.

(2) No other annual compensation was provided to Messrs. Futrell, Hite, or Mehlow for services to the Company or the Bank during 2001, 2000 or 1999 in an amount sufficient to require disclosure.

(3) Mr. Futrell was hired as President and Chief Executive Officer of the Company effective May 25, 2001.

(4) Mr. Hite resigned as President and Chief Executive Officer of the Company effective May 25, 2001.

(5) All other compensation consists of contributions by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Hite in the amount of $10,756 in 2001, $15,212 in 2000, and $14,373 in 1999. It also includes contributions by the Bank to a supplemental retirement plan on behalf of Mr. Hite in the amount of $10,335 in 2001, $0 in 2000, and $7,632 in 1999.

(6) All other compensation consists of contributions by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Mehlow in the amount of $6,954 in 2001, $7,106 in 2000, and $5,455 in 1999. It also includes contributions by the Bank to a supplemental retirement plan on behalf of Mr. Mehlow in the amount of $6,079 in 2001, $0 in 2000, and $1,536 in 1999.


EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

         In connection with the hiring of Mr. Futrell to serve as President and Chief Executive Officer of the Company and the Bank, the Bank entered into an Employment Agreement, dated April 16, 2001, with Mr. Futrell (the "Futrell Agreement"). The Futrell Agreement provides for an initial term of three years, and will remain in effect thereafter until a new agreement between the parties is reached, a written extension of the Futrell Agreement is executed by the parties, or either party gives notice of such party's intention not to extend the Futrell Agreement or to enter into a new agreement.

         The Futrell Agreement provides for an annual base salary of $145,000 and participation in the various employee benefit plans, programs and arrangements available to senior officers of the Bank. Upon certain types of termination of employment, including a termination by the Bank for any reason other than "Cause" (as defined in the Futrell Agreement) or a termination by Mr. Futrell constituting "Good Reason" (as defined in the Futrell Agreement), Mr. Futrell will be entitled to receive certain severance benefits, including a payment equal to two times the sum of his annual base salary if such termination occurs within the initial three year term or pursuant to certain change in control transactions.

         The Futrell Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Futrell from disclosing confidential proprietary information about the Bank and from competing with the Bank during the term of his employment and, if his employment is terminated by the Bank for Cause or by Mr. Futrell for other than Good Reason, for an additional two years thereafter.

DIRECTORS' COMPENSATION

         During the 2001 fiscal year, each director of the Bank received a fee of $500 for each Bank Board of Directors meeting attended and received a fee of $250 for each committee meeting attended. No compensation was paid for meetings of the Company's Board of Directors. Directors who are also officers of the Company or the Bank do not receive compensation for attendance at any committee meeting.


                                 AUDIT COMMITTEE

         Audit Committee: The Board of Directors of the Bank has an Audit Committee that functions as the Audit Committee for the Company and the Bank and is comprised of Stephen A. Kemper, Daniel W. Lease and Gary L. Zimmerman. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent and internal auditors and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met five (5) times during the 2001 fiscal year.

         Audit Committee Independence: The Company's Board of Directors reviewed the relationships among the Company and the three members of the Audit Committee, Mr. Kemper, Mr. Lease and Mr. Zimmerman, and determined that all three members of the Audit Committee are "independent" and are able to exercise independent judgement in carrying out their responsibilities as directors and as members of the Audit Committee. In making such determination, the Company relied upon the definition of "independence" as set forth under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers.

         Audit Committee Report: The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

         The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the auditors' independence from management and the Company and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board.

         The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         The Company has not adopted a charter for the Audit Committee.


                Submitted by the members of the Audit Committee.

        Stephen A. Kemper, Daniel W. Lease, Chairman, & Gary L. Zimmerman


                              NOMINATING COMMITTEE


         Neither the Company nor the Bank has a nominating committee or a committee performing a similar function.


                    APPROVAL OF THE CROGHAN BANCSHARES, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN

         The following is a summary of the terms of the 2002 Stock Option Plan and is qualified in its entirety by reference to the full text of the 2002 Stock Option Plan, a copy of which is attached hereto as Appendix A. The 2002 Stock Option Plan was adopted by the Board of Directors on March 12, 2002, subject to approval by the Company's shareholders. The 2002 Stock Option Plan will become effective immediately following approval by shareholders at the Annual Meeting. Awards to be made under the 2002 Stock Option Plan have not yet been determined.

         Purpose. The purpose of the 2002 Stock Option Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain and reward directors, managerial and other key employees of the Company and any subsidiary and to strengthen the mutuality of interests between such directors and employees and the Company's shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

         Common Shares Subject to Plan. The maximum number of common shares in respect of which awards may be granted under the 2002 Stock Option Plan is 190,951, an amount equal to 10% of the 1,909,514 outstanding common shares of the Company. The common shares to be delivered under the 2002 Stock Option Plan will be made available from treasury shares or the authorized, but unissued common shares of the Company. The 2002 Stock Option Plan contains customary provisions with respect to adjustments for stock splits and similar transactions and the rights of participants upon mergers and other business combinations.

         Administration and Eligibility. The 2002 Stock Option Plan will be administered by a committee comprised of not fewer than three members of the Board of Directors (the "Committee"). Persons eligible for awards under the 2002 Stock Option Plan will consist of directors and managerial and other key employees of the Company or a subsidiary of the Company who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company. The Committee may grant awards under the 2002 Stock Option Plan at such times as it deems most beneficial to the Company on the basis of the position, duties and responsibilities of the eligible directors and employees and the value of their services to the Company or a subsidiary of the Company and any other factors the Committee may deem relevant.

         Amendment and Termination. Without further approval of the shareholders, the Board of Directors may at any time terminate the 2002 Stock Option Plan, or may amend it from time to time in such respects as the Board of Directors may deem advisable. However, the Board of Directors may not, without the approval of the shareholders, make any amendment which would (a) increase the aggregate number of common shares that may be issued under the 2002 Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of the Company), (b) materially modify the requirements as to eligibility for participation in the 2002 Stock Option Plan, or (c) materially increase the benefits accruing to participants under the 2002 Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the 2002 Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

         Option Terms. Options granted to the officers and employees under the 2002 Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options which do not qualify under Section 422 of the Code ("Non-qualified Stock Options"). Options granted under the 2002 Stock Option Plan to directors who are not employees of the Company or a subsidiary of the Company will be Non-qualified Stock Options.

         The exercise price of each option granted under the 2002 Stock Option Plan will be determined by the Committee at the time the option is granted. However, the exercise price of an ISO may not be less than 100% of the fair market value of the common shares on the date of the grant and, if the recipient owns more than 10% of the outstanding common shares of the Company, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant.

         The Committee will fix the term of each option, subject to certain requirements. An ISO will not be exercisable after the expiration of ten years from the date it is granted. If a recipient of an ISO owns a number of common shares of the Company representing more than 10% of the Company's shares outstanding at the time the ISO is granted, the term of the ISO will not exceed five years. If the fair market value of shares awarded pursuant to ISOs that are exercisable for the first time during any calendar year by a participant under the 2002 Stock Option Plan exceeds $100,000, or such other limit as may be required by the Code, the ISOs will be Non-qualified Stock Options to the extent of such excess.

         An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination of an option recipient's employment for cause, as defined in the 2002 Stock Option Plan, will result in the termination of any unexercised options. Except in the case of death or disability of the recipient or a change in control of the Company or any subsidiary of the Company, upon the resignation, removal or retirement of a director of the Company or a subsidiary of the Company, or upon the termination of employment of an officer or employee of the Company or a subsidiary of the Company, any outstanding options that have not yet become exercisable will terminate and, unless the Committee specifically provides otherwise at the time the option is granted, all options which have become exercisable will terminate if not exercised by the earlier of the applicable expiration dates of such option or three (3) months after such resignation, removal, retirement or termination of employment.

         The 2002 Stock Option Plan provides that all outstanding options will become immediately exercisable in the event of a change in control or an imminent change in control of the Company or any subsidiary of the Company. A "change in control" is defined under the 2002 Stock Option Plan as (i) the execution of an agreement for the sale of all, or a material portion of, the assets of the Company or any subsidiary of the Company; (ii) the execution of an agreement for a merger or recapitalization of the Company or any subsidiary of the Company or any merger or recapitalization whereby the Company or any subsidiary of the Company is not the surviving entity; (iii) a change of control of the Company or any subsidiary of the Company, as defined or determined by the Federal Reserve Board or the FDIC; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or any subsidiary of the Company by any person, trust, entity or group. An "imminent change in control" is defined under the 2002 Stock Option Plan as any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of the Company or any subsidiary of the Company as to which an application or notice has been filed with the Federal Reserve Board or the FDIC and such application has been approved or such notice has not been disapproved.

         The Company will receive no monetary consideration for the granting of options under the 2002 Stock Option Plan. Upon the exercise of options, the Company will receive payment of cash or, if acceptable to the Committee in its sole discretion, in common shares of the Company or by surrendering outstanding stock options.

         Buy Out of Options. The Committee is authorized at any time, in its sole discretion and without the consent of the participant, to cancel any or all outstanding awards held by a participant under the 2002 Stock Option Plan by providing to that participant written notice of its intention to exercise such buy out right. If notice of a buy out is given, the Company will pay to each affected participant the difference between (a) the fair market value of each award (or portion of an award) to be cancelled and (b) the exercise price associated with each cancelled award. Unless otherwise designated by the Committee at the time the award is granted, no payment will be made with respect to any awards that are not exercisable when cancelled by the Committee. At the Committee's option, payment of the buy out amount may be made in cash, in whole common shares or partly in cash and partly in common shares.

         Federal Income Tax Treatment of Incentive Stock Options. An optionee who is granted an ISO will not recognize taxable income either on the date of grant or on the date of exercise, although the difference between the fair market value of the shares at the time of exercise and the exercise price may be subject to the alternative minimum tax. Upon disposition of shares acquired from the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the shares within two years of the date of grant or within one year from the date of the issuance of the shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or
(ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the shares have been held.

         The Company will not be entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

         If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the optionee upon delivering previously acquired shares to the Company. Shares received by the optionee equal in number to the previously acquired common shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of shares previously acquired will have a basis of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         Federal Income Tax Treatment of Non-qualified Stock Options. A recipient of a Non-qualified Stock Option does not recognize taxable income on the date of grant of the option, so long as the option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of a Non-qualified Stock Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option exercise price. The ordinary income recognized will constitute compensation for which tax withholding by the Company generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with any applicable withholding requirement.

         If, at the time of exercise, the sale of the shares could subject the optionee to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to Section 16(b) liability in an amount equal to the fair market value of the shares on the date the optionee is no longer subject to liability less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

         Shares acquired upon the exercise of a Non-qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize long-term capital gain or loss if the optionee has held the shares for more than twelve months prior to disposition or short-term capital gain or loss if the optionee has held the shares for one year or less prior to disposition.

         If an optionee with a Non-qualified Stock Option pays the exercise price, in whole or in part, with previously acquired shares, the optionee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired shares to the Company. Shares received by an optionee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares received by an optionee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date of exercise or such other relevant date.

         The shareholders of the Company will be asked to approve the 2002 Stock Option Plan by adopting the following resolution at the 2002 Annual Meeting:

         RESOLVED, that the Croghan Bancshares, Inc., 2002 Stock Option and Incentive Plan be, and it hereby is, approved.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2002 STOCK OPTION PLAN.

         APPROVAL OF THE 2002 STOCK OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, FOR THIS PROPOSAL.

                              SHAREHOLDER PROPOSALS

         Any qualified shareholder who desires to present a proposal for consideration at the 2003 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 29, 2002, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 2003 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2003 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 12, 2003, or the Company's management proxies for the 2003 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy materials.

         Jared E. Danziger and Nathan G. Danziger (the "Danzigers") have submitted the following shareholder proposals for inclusion in this 2002 Proxy Statement. Each of these proposals seeks to reverse a matter which has previously been submitted by the Board of Directors to a vote of shareholders and which has been approved by the requisite vote of shareholders.

         The Board of Directors and management of the Company strongly recommends a vote AGAINST each of the following shareholder proposals because they believe that such proposals would not be in the best interests of the Company and its shareholders as a group.

  ----------------------------------------------------------------------------

           SHAREHOLDER'S PROPOSAL - REINSTATEMENT OF CUMULATIVE VOTING

         Jared E. Danziger, 45 W. 67th Street, New York, NY 10023, claiming ownership for more than one year of common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2002 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2002 Annual Meeting:

      ---------------------------------------------------------------------

         RESOLVED: that the shareholders of Croghan Bancshares, Inc., request the Board of Directors to amend the Certificate of Incorporation to reinstate the right of shareholders to cumulate the voting power that they possess in the election of Directors.

                           --------------------------

                              SUPPORTING STATEMENT
                                  SUBMITTED BY
                                JARED E. DANZIGER

                  "Any corporation formed in the State of Ohio must allow the shareholders the right to cumulate the voting power that they posses in the election of Directors. This right of cumulative voting is a protection afforded minority shareholders to have a voice, or seat, on the Board of Directors. For example, with 12 Directors the minority shareholders owning and voting 8.33% (1/12th) of shares by cumulative voting could elect one Director to the Board.

                  Croghan Bancshares, Inc. was incorporated in 1984 with the requisite cumulative voting for shareholders. In 1992 the Directors sponsored a Resolution to eliminate cumulative voting and it was passed. Further, in 1997 the Directors sponsored a Resolution to eliminate shareholders premptive right of subscription to new shares and it was passed. Finally, in 2000 the Directors sponsored a Resolution to classify the Directors such that each Director would have a three (3) year term instead of one (1) year term so shareholders could only vote for four (4) Directors annually instead of all twelve
         (12) Directors annually; the Resolution was passed.

                  The shareholders should observe a systematic pattern of elimination of shareholders rights; not very democratic. Why?

                  A recent study of 1500 companies found that companies that protected management with anti-shareholder tools significantly under performed businesses that gave more power to shareholders. "There are broad variations across companies as to whether they are democracies or dictatorships. What we found was the democratic did better". Co-author Professor ANDREW METRICK'S recent working paper from the Wharton School entitled CORPORATE GOVERNANCE AND EQUITY PRICE.

                  I urge your support FOR this proposal to restore a valued shareholder right."

      ---------------------------------------------------------------------

           RESPONSE IN OPPOSITION BY THE COMPANY'S BOARD OF DIRECTORS

         The Jared E. Danziger proposal requests that the Board of Directors amend the Articles of Incorporation, as amended (the "Articles"), to reinstate cumulative voting in the election of directors.(1) If such proposal is approved by the shareholders, the Board of Directors could not legally take the requested action. Under Ohio law, the Board of Directors of the Company does not have the corporate power or authority to amend the Articles. Rather, Ohio law requires that any amendment to the Articles must receive the approval of a two-thirds vote of the voting power of the Corporation.

         The Jared E. Danziger proposal relates to the process by which nominees are elected to the Board of Directors. Currently, the individuals who have been properly nominated for election and who receive the greatest number of votes of shareholders are elected to the Board of Directors. The current process is the standard procedure for election to public office in the United States. The Jared
E. Danziger proposal seeks to change the process for electing Company directors by imposing "cumulative voting," a procedure intended to prevent the holders of a majority of the Company's shares from electing all of the Company's directors.

--------
(1) The Jared E. Danziger proposal requests amendment of the "Certificate of Incorporation." As an Ohio corporation, the Company has Articles of Incorporation and an Amended and Restated Code of Regulations, but does not have a "Certificate of Incorporation." Under the corporation laws of certain states, a Certificate of Incorporation is similar to Articles of Incorporation. The Board of Directors assumes that the Danzigers desire that the Board of Directors amend the Articles to reinstate cumulative voting in the election of directors.

         Between the incorporation of the Company in 1983 and the Annual Meeting of Shareholders in 1992, the shareholders of the Company were entitled to cumulate votes in the election of directors. During such time, NO SHAREHOLDER EVER REQUESTED CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS. At the Annual Meeting in 1992, the Company's shareholders approved an amendment to the Company's Articles of Incorporation in accordance with specific procedures of Ohio law to eliminate cumulative voting in the election of directors. The amendment was adopted by 67.5% of the outstanding shares of the Company and 91.4% of the votes cast.

         The Proxy Statement for the 1992 Annual Meeting urged the elimination of cumulative voting because, for the most responsible functioning of the Board of Directors, individual directors should represent the best interests of ALL shareholders, rather than the unique interests of a minority group. The Board of Directors continues to believe that cumulative voting is NOT in the best interests of the Company and its shareholders as a group. Electing persons who receive the greatest number of votes will maximize the likelihood of electing directors who represent the best interests of ALL shareholders of the Company. Cumulative voting, on the other hand, could result in the election of a director by one shareholder or by a relatively small group of shareholders. The election of any one or more directors who are principally concerned about representing and acting in the interest of special groups of shareholders, rather than in the best interests of all shareholders, is not in the best interests of all shareholders.

         The Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

         APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

  ----------------------------------------------------------------------------

     SHAREHOLDER'S PROPOSAL - ELIMINATION OF THE DIVISION OF DIRECTORS INTO
                                SEPARATE CLASSES

         Nathan G. Danziger, 3014 Pembroke, Toledo, Ohio 43606, claiming ownership for more than one year of common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2002 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2002 Annual Meeting:

      ---------------------------------------------------------------------

         RESOLVED: that the shareholders of Croghan Bancshares, Inc., urge the Board of Directors to take the steps necessary, in compliance with applicable law, to reorganize itself into one class.

        -----------------------------------------------------------------

              SUPPORTING STATEMENT SUBMITTED BY NATHAN G. DANZIGER

                  "Is accountability by the board of directors important to shareholders? As the owner of 2,889 shares of the Corporation's common stock, I think accountability is of paramount importance. This is why I am sponsoring this proposal which, if passed, would urge the board to reorganize itself so that each director stands before the shareholders for re-election each year. I hope to eliminate the Company's so called "classified board", whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on one-third of the board at any given time.

                  By classifying itself, a board insulates its members from immediate challenge. A classified board can prevent a shareholder from mounting a successful opposition to the board, because only one-third of the directors are up for election in any given year. By way of contrast, a declassified board would stand for election in its entirety every year.

                  I believe that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. I, as one shareholder, am dissatisfied with the company's long-term financial performance. I seek to improve that performance through this structural reorganization of the board.

                  If the board acts on my proposal, shareholders would have the opportunity to register their views at each annual meeting - on performance of both the board as a whole and on the performance of each director as an individual. I urge you to join me in VOTING TO DE-STAGGER the terms of election as a powerful tool for accountability.

                  I urge your support FOR this proposal."

      ---------------------------------------------------------------------

           RESPONSE IN OPPOSITION BY THE COMPANY'S BOARD OF DIRECTORS

         Two years ago, the Company's shareholders approved by 64.3% of the outstanding shares of the Company and 81.8% of the votes cast an Amended and Restated Code of Regulations which divided the directors of the Company into three classes. The Proxy Statement for the 2000 Annual Meeting stated that dividing the Board of Directors into classes was in the best interest of shareholders because the division would help assure continuity and stability in the Company's leadership and policies. The classification of the Board of Directors is a common practice that has been adopted by numerous public companies and is specifically authorized by Ohio law.

         The Board of Directors continues to believe that a classified Board of Directors is in the best interests of the Company and its shareholders as a group. Classification provides greater continuity and stability in the Company's leadership and policies because at least two-thirds of the directors continue to serve after the election of a new class in office each year. Directors who have experience and familiarity with the business affairs and operations of the Company are better suited to make long-term strategic decisions for the Company. The Board of Directors believes such long-term decisions contribute to long-term value for shareholders.

         The Board of Directors does NOT believe that a classified Board of Directors limits the accountability and responsiveness of the Board of Directors. One-third of the directors of the Company must stand for election at each annual meeting. The shareholders retain their ability to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at each annual meeting. The classified election process provides shareholders an effective means to communicate their views in respect of the performance of the Company and the Board of Directors.

         A classified Board of Directors also assists in protecting the interests of the Company's shareholders in the event of an unsolicited offer for the acquisition of or merger with the Company. Because it would typically take at least two annual meetings to make a change in control of the Board of Directors, persons seeking to gain control of the Company are more likely to negotiate an arms-length transaction with the Company, rather than seek to elect new directors who would approve an offer deemed inadequate by long-term directors. Thus, the Board of Directors believes that a classified Board of Directors places it in a better position to act to maximize the value of a potential acquisition or merger to all shareholders.

         This proposal is only a recommendation that the Board of Directors take the necessary steps to declassify the Board of Directors. The declassification of the Board of Directors requires the adoption of an amendment to the Company's Amended and Restated Code of Regulations by a majority vote of the shareholders. If this resolution is approved by the shareholders, the Board of Directors will consider whether to submit a proposal to amend the Amended Regulations of the Company at the 2003 Annual Meeting to declassify the Board of Directors.

         The Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

         APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.


                   INFORMATION CONCERNING INDEPENDENT AUDITORS

         The Board of Directors of the Company intends to appoint the firm of Clifton Gunderson LLP to serve as independent auditors for the Company for the 2002 fiscal year. That firm has served as independent auditors for the Company since 1995. The Board of Directors expects that representatives of Clifton Gunderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Audit Fees. The aggregate fees billed for professional services rendered by Clifton Gunderson LLP for the audit of the Company's annual consolidated financial statements for the 2001 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year (collectively, the "Audit Services") were $59,800.

         Financial Information Systems Design and Implementation Fees. Clifton Gunderson LLP did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X

(17 CFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") during the 2001 fiscal year for the Company or the Bank.

         All Other Fees. The aggregate fees billed for services rendered by Clifton Gunderson LLP, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2001 fiscal year (the "Other Services") were $25,675.

         Conclusion. The Audit Committee determined that the provision of the Other Services was compatible with maintaining Clifton Gunderson LLP's independence.


               [the remainder of this page is intentionally blank]

                                PERFORMANCE GRAPH

         The following graph is a comparison of the cumulative total shareholder return (change in share price plus reinvested dividends) through December 31, 2001 of an initial $100 investment on December 31, 1996 in (i) the common shares of the Company, (ii) the AMEX Stock Market (American Stock Exchange - U.S. Companies Stock Index), and (iii) the NASDAQ Bank Index. The comparisons in this table are required by the Securities and Exchange Commission. The cumulative return performance shown on the graph is not intended to forecast or be indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

             PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
             ------------------------------------------------------
               Produced on 01/31/2002 including data to 12/31/2001


                                    [GRAPH]


                                             12/31/96    12/31/97     12/31/98    12/31/99    12/31/00     12/31/01
                                             --------    --------     --------    --------    --------     --------
Croghan Bancshares, Inc.                       100.00       122.5        158.1       135.5       112.1        136.9
AMEX Stock Market - U.S. Companies             100.00       125.3        134.5       176.8       165.7        150.8
NASDAQ Bank Index                              100.00       167.4        166.3       159.9       182.4        197.4

LEGEND               CRSP TOTAL RETURNS INDEX FOR:
---                  Croghan Bancshares, Inc.
-- -- --             AMEX Stock Market - US Companies
- - - -              Nasdaq Bank Index (SIC 6020-6029, 6710-6719 US & Foreign)

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.       The index level for all series was set to $100.00 on 12/31/1996.

                           ANNUAL REPORT ON FORM 10-K

         The Company will provide without charge to any shareholder of record on March 15, 2002, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 2001. Such written request should be directed to Barry F. Luse, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420, telephone number 419-332-7301.


                  REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

         The Company's Annual Report for the year ended December 31, 2001, containing financial statements for such year and the signed opinion of Clifton Gunderson LLP, independent certified public accountants, with respect to such financial statements will be presented at the Annual Meeting. The Company's Annual Report is not to be regarded as proxy soliciting material, and the Company's management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Annual Report.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2002 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.


         IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.


March 29, 2002          By Order of the Board of Directors,

                        /s/  Steven C. Futrell

                        Steven C. Futrell, President and Chief Executive Officer

                                   APPENDIX A

                            CROGHAN BANCSHARES, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN


         1. PURPOSE. The purpose of the Croghan Bancshares, Inc. ("Croghan"), 2002 Stock Option and Incentive Plan (this "Plan") is to promote and advance the interests of Croghan and its shareholders by enabling Croghan to attract, retain and reward directors, managerial and other employees of Croghan and any subsidiary and to strengthen the mutuality of interests between such directors and employees and Croghan's shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of Croghan.

         2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

                  (a) "Award" means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.

                  (b)      "Board" means the Board of Directors of Croghan.

                  (c) "Buy Out Notice" means the notice defined in Section 14 of this Plan.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                  (e) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

                  (f) "Common Shares" means the common shares, $12.50 par value per share, of Croghan or any security of Croghan issued in substitution, in exchange or in lieu thereof.

                  (g) " Croghan" means Croghan Bancshares, Inc., an Ohio corporation, or any successor corporation.

                  (h) "Employment" means regular employment with Croghan or a Subsidiary and does not include service as a director only.

                  (i) "ERISA" means the Employee Retirement Income Security Act, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  (k)      "Fair Market Value" means as follows:

                           (i) If the Common Shares are traded on a national
                  securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date that such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                           (ii) If the Common Shares are quoted on The Nasdaq
                  Stock Market at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market.

                           (iii) If the Common Shares are not traded on a
                  national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

                  (l)      "FDIC" means the Federal Deposit Insurance
         Corporation.

                  (m) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  (n) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of this Plan which is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (o) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of this Plan which is not an Incentive Stock Option.

                  (p) "Participant" means an employee or director of Croghan or a Subsidiary who is granted a Stock Option under this Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of Croghan or a Subsidiary.

                  (q) "Plan" means the Croghan Bancshares, Inc., 2002 Stock Option and Incentive Plan, as set forth herein and as hereinafter amended from time to time.

                  (r) "Related" means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent to which a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

                  (s) "Repurchase Right" means the right defined in Section 10 of this Plan.

                  (t) "Stock Appreciation Right" means a Stock Appreciation Right with respect to shares granted by the Committee pursuant to
         Section 11 hereof.

                  (u) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

                  (v) "Subsidiary" means any corporation or entity in which Croghan directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power and shall include The Croghan Colonial Bank, a bank incorporated under Ohio law.

                  (w) "Terminated for Cause" means any removal of a director or discharge of an employee for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director or employee which results in a substantial financial loss to Croghan or a Subsidiary.

         3.       ADMINISTRATION.

                  (a) This Plan shall be administered by the Committee, which shall be comprised of not fewer than three of the members of the Board. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

                  (b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. Croghan shall effect the granting of Stock Options under this Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

         4.       DURATION OF, AND COMMON SHARES SUBJECT TO, THIS PLAN.

                  (a) Term. This Plan shall terminate on the date which is ten
         (10) years from the date on which this Plan is adopted by the Board, except with respect to Stock Options then outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of Croghan, whichever is earlier.

                  (b) Common Shares Subject to Plan. The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 9 of this Plan, shall be 190,951 Common Shares. For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Stock Options as of the dates on which such Stock Options are granted. If any Stock Options or Stock Appreciation Rights are forfeited, terminated or exchanged for other Stock Appreciation Rights or Stock Options, or expire unexercised, the Common Shares which were theretofore subject to such Awards shall again be available for Awards under this Plan to the extent of such forfeiture, termination or expiration of such Awards.

         Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by Croghan. No fractional shares shall be issued under this Plan.

         5. ELIGIBILITY AND GRANTS. Persons eligible for Awards under this Plan shall consist of directors and managerial and other key employees of Croghan or a Subsidiary who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of Croghan or a Subsidiary. In selecting the directors and employees to whom Awards will be made and the number of shares subject to such Awards, the Committee shall consider the position, duties and responsibilities of the eligible directors and employees, the value of their services to Croghan and the Subsidiaries and any other factors the Committee may deem relevant.

         6. STOCK OPTIONS. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the following terms and conditions and in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan:

                  (a) Grant. Stock Options may be granted under this Plan on terms and conditions not inconsistent with the provisions of this Plan.

                  (b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Incentive Stock Option, and in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time an Incentive Stock Option is granted, the option exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted to such Participant.

                  (c) Stock Option Terms. Subject to the right of Croghan to provide, in its sole discretion and without the consent of the Participant, for earlier termination in the event of any merger, acquisition or consolidation involving Croghan, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option will not exceed ten (10) years after the date the Incentive Stock Option is granted; provided further, however, that in the case of a Participant who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

                  (d) Exercisability. Except as set forth in this Plan or as designated by the Committee at the time of grant, Stock Options awarded under this Plan shall be immediately exercisable in full.

                  (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to Croghan specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

                  (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of Croghan or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

         7. EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, DEATH OR CHANGE IN CONTROL.

                  (a) Except in the event of the death or disability of a Participant or in the event a Participant is Terminated for Cause, upon the resignation, removal or retirement from the Board of any Participant who is a director of Croghan or a Subsidiary or upon the termination of Employment of a Participant who is not a director of Croghan or a Subsidiary, all Stock Options which have not yet become exercisable shall thereupon terminate and be of no further force or effect and, unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options which have become exercisable shall terminate if they are not exercised by the earlier of
         (i) the respective expiration dates of such Stock Options or (ii) the date which is three (3) months after such resignation, removal, retirement or termination of Employment.

                  (b) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's employment or directorship with Croghan or a Subsidiary because of his death or disability, and, subject to extension by the Committee, all Stock Options shall terminate if not exercised by the earlier of (i) the respective expiration dates of any such Stock Options or (ii) the date which is twelve (12) months after the Participant's death or disability.

                  (c) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, in the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which has not been exercised shall terminate and be of no further force or effect as of the date the Participant is Terminated for Cause.

                  (d) All outstanding Stock Options shall become immediately exercisable in the event of a change in control or imminent change in control of Croghan or any Subsidiary, as determined by the Committee. For purposes of this Section 7, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion of, the assets of Croghan or any Subsidiary; (ii) the execution of an agreement for a merger or recapitalization of Croghan or any Subsidiary or any merger or recapitalization whereby Croghan or any Subsidiary is not the surviving entity; (iii) a change of control of Croghan or any Subsidiary, as defined or determined by the Federal Reserve Board or the FDIC; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of Croghan or any Subsidiary by any person, trust, entity or group. For purposes of this Section 7, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of Croghan or any Subsidiary as to which an application or notice has been filed with the Federal Reserve Board or the FDIC and such application has been approved or such notice has not been disapproved.

         8. NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

         9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  (a) Notwithstanding the existence of this Plan and any Awards granted hereunder, the Board and/or the shareholders of Croghan shall at any time have the right, the power and the authority to make or authorize any of the following: any adjustment, recapitalization, reorganization or other change in Croghan's capital structure or its business; any merger, acquisition or consolidation of Croghan; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting Croghan's capital stock or the rights thereof; the dissolution or liquidation of Croghan or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Awards outstanding at the time of such corporate transaction or which would involve the termination of all Awards outstanding at the time of such corporate transaction.

                  (b) In the event of any change in capitalization affecting the Common Shares of Croghan, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award, and the exercise price per share in respect of outstanding Awards.

         10. RIGHT OF REPURCHASE AND RESTRICTIONS ON DISPOSITION. The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option or Non-Qualified Stock Option, the right (hereinafter the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Common Shares acquired by a Participant pursuant to the exercise of any such options. The Repurchase Right shall provide for, among other terms, a specified duration of the Repurchase Right, a specified price per Common Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Common Shares by the Participant during the period of the Repurchase Right. The Repurchase Right may permit Croghan to transfer or assign such right to another party. Croghan may exercise the Repurchase Right only to the extent permitted by applicable law.

         11. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right is granted to receive a number of Common Shares or an amount of cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Common Shares on the date of exercise) shall equal (as nearly as possible) the amount by which the Fair Market Value per Common Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Common Shares with respect to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an option or may be granted independently of any option and the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect therein; provided, however, that notwithstanding any other provision of this Plan, in the event that the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the applicable restrictions and limitations of Section 6 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Stock Option, such Related Stock Option shall cease to be exercisable to the extent of the Common Shares to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Stock Option, any Related Stock Appreciation Right shall terminate to the extent of the Common Shares with respect to which the Related Stock Option was exercised or terminated.

         12. AMENDMENT AND TERMINATION OF THIS PLAN. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under this Plan (except for adjustments pursuant to Section 9 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

         13. MODIFICATION OF OPTIONS. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of Croghan; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

         14. BUY OUT OF AWARDS. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice ("Buy Out Notice") of its intention to exercise the rights reserved in this Section 14. If a Buy Out Notice is given, Croghan also will pay to each affected Participant the difference between (a) the Fair Market Value of each Award (or portion of an Award) to be cancelled and (b) the exercise price associated with each cancelled Award. However, unless otherwise designated by the Committee at the time the Award is granted, no payment will be made with respect to any Awards that are not exercisable when cancelled under this Section 14. Croghan will complete any buy out under this Section 14 as soon as administratively possible after the date of the Buy Out Notice. At the Committee's option, payment of the buy out amount may be made in cash, in whole Common Shares or partly in cash and partly in Common Shares. The number of whole Common Shares, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in Common Shares by the Fair Market Value as of the date of the Buy Out Notice.

         15.      MISCELLANEOUS.

                  (a) Tax Withholding. Croghan shall have the right to deduct from any settlement made under this Plan, including the delivery or vesting of Common Shares, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Croghan to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                  (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Award shall confer upon any employee of Croghan or a Subsidiary any right to continued Employment with Croghan or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of Croghan or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

                  (c) Annulment of Stock Options. The grant of any Stock Option under this Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Stock Option under this Plan payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

                  (d) Other Croghan Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Croghan or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. An Award under this Plan may be made in combination with or in tandem with, or as an alternative to, grants, stock options or payments under any other plans of Croghan or a Subsidiary. This Plan notwithstanding, Croghan or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with Croghan and its Subsidiaries.

                  (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for Croghan shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (f) Award Agreement. Each Participant receiving an Award under this Plan shall enter into an agreement with Croghan in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

                  (g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by Croghan.

                  (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.

                  (i) Effective Date. This Plan shall be effective upon the later of adoption by the Board and approval by Croghan's shareholders. This Plan shall be submitted to the shareholders of Croghan for approval at an annual or special meeting of shareholders held within twelve (12) months of the adoption of the Plan by the Board.

                                 REVOCABLE PROXY
                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420

      PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2002. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CROGHAN BANCSHARES, INC.

         The undersigned, having received notice of the Annual Meeting of Shareholders of Croghan Bancshares, Inc. to be held at 1:00 p.m. local time on Tuesday, May 14, 2002, hereby designates and appoints James E. Bowlus, Claire F. Johansen and Daniel W. Lease, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares, par value $12.50 per share, of Croghan Bancshares, Inc., that the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and at their discretion on any other business that may properly come before the Annual Meeting.

PLEASE MARK VOTES LIKE THIS  [X]


                                                                            WITHHOLD                        YOUR BOARD
                                                           FOR ALL        AUTHORITY FOR       FOR ALL       RECOMMENDS
                                                           NOMINEES        ALL NOMINEES       EXCEPT        YOU VOTE:
                                                           --------       --------------      -------       ----------
1.   To elect the four directors listed below for            [ ]               [ ]              [ ]            FOR ALL
     terms expiring in 2005:                                                                                  NOMINEES

     Steven C. Futrell, Robert H. Moyer, J. Terrence
     Wolfe and Gary L. Zimmerman

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided:

     ---------------------------------------------------------------------------

                                                                                                                 YOUR BOARD
                                                                                                                 RECOMMENDS
                                                            FOR             AGAINST            ABSTAIN            YOU VOTE:
                                                            ----            --------           -------         --------------
2.   To adopt the Croghan Bancshares, Inc., 2002             [ ]               [ ]              [ ]                FOR
     Stock Option and Incentive Plan.

3.   To adopt the Shareholder Proposal                       [ ]               [ ]              [ ]              AGAINST
     requesting the Board of Directors to amend
     the Articles of Incorporation to reinstate
     cumulative voting in the election of the
     Company's directors.

4.   To adopt the Shareholder Proposal urging                [ ]               [ ]              [ ]              AGAINST
     the Board of Directors to take the steps
     necessary to declassify the Board.

5. At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.


                             PLEASE SEE REVERSE SIDE

         THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; (2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, INCLUDING, BUT NOT LIMITED TO, THE ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY, AND IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, THE ELECTION OF ANY SUBSTITUTE NOMINEE RECOMMENDED BY THE DIRECTORS.

         The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Annual Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Annual Meeting, by submitting a later-dated Proxy, or by attending the Annual Meeting in person and casting a ballot. The undersigned hereby revokes any Proxy previously given to vote such shares at the Annual Meeting.


                                             Dated:
                                                   ------------------------


                                             -----------------------------------
                                             Signature of Shareholder


                                             -----------------------------------
                                             Signature of Shareholder


                                                     (Please sign this Proxy as
                                                     your name appears on your
                                                     stock certificate(s). JOINT
                                                     OWNERS SHOULD EACH SIGN
                                                     PERSONALLY. When signing as
                                                     attorney, executor,
                                                     administrator, trustee,
                                                     guardian or corporate
                                                     officer, please give your
                                                     full title as such.)



    PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.